Exhibit 23.2

CONSENT OF ANTHONY T. PETERSON

I, Anthony T. Peterson, PE, hereby consent to any references to, and the use of any information derived from, the technical report “Hycroft Project NI 43-101 Technical Report, Mill Expansion Feasibility Study, Winnemucca, Nevada, USA,” dated effective as of November 3, 2014 (the “Report”) included in the shelf registration statement on Form S-3 of Allied Nevada Gold Corp. (No. 333-200357) and the documents incorporated by reference therein together with any amendment, post-effective amendment, prospectus or supplement thereto (collectively, the “Registration Statement”) filed with United States Securities and Exchange Commission.

I also consent to the use of my name, including as an expert or “qualified person,” in connection with the Registration Statement and any references to the information derived from and my involvement in the preparation of such Report.

Dated: December 8, 2014

/s/ Anthony T. Peterson
Anthony T. Peterson, PE
Allied Nevada Gold Corp.
9790 Gateway Drive, Suite 200
Reno, NV 89521